EXHIBIT 99.1

Franchise Group, Inc. Announces Fourth Quarter and Full Fiscal Year 2022 Financial Results

DELAWARE, Ohio, Feb. 28, 2023 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the financial results for its fiscal fourth quarter and fiscal year ended December 31, 2022. For the fourth quarter of fiscal 2022, total reported revenue for Franchise Group was approximately $1.1 billion, net loss from continuing operations was approximately $0.7 million or $0.08 per fully diluted share, Adjusted EBITDA was approximately $65.3 million and Non-GAAP EPS was $0.47 per share.  For the full fiscal year 2022, total reported revenue for Franchise Group was approximately $4.4 billion, net loss from continuing operations was approximately $68.6 million or $1.96 per fully diluted share, Adjusted EBITDA was approximately $354.0 million and Non-GAAP EPS was $3.63 per share.

On December 31, 2022, total cash on hand was approximately $80.8 million and outstanding term debt was approximately $1.1 billion.  During the fourth quarter of fiscal 2022, the Company repurchased approximately 3.7 million shares of its common stock for approximately $95 million bringing total purchases under FRG’s buyback plan to 5.9 million shares.  FRG finished fiscal 2022 with approximately 34.9 million shares outstanding, a reduction of shares outstanding of approximately 15% from the beginning of the fiscal year.

“Our financial performance in the fourth quarter was in line with the outlook we provided in November,” stated Brian Kahn, Franchise Group’s President and CEO.  “Our franchising activity continued to accelerate across FRG in 2022. We finished the year with 259 new territories sold and a backlog across all brands of 482 locations. We expect organic growth in 2023 to drive increased EBITDA and cash flow.”

The Company currently has six reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus; Buddy’s; Sylvan; and Badcock.  The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments.  Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2022			December 31, 2022
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$216,328	$(14,732)	$(21,724)	$883,484	$3,711	$(103,426)
Vitamin Shoppe	292,820	23,520	4,030	1,206,824	134,918	57,060
Pet Supplies Plus	361,752	36,195	14,126	1,288,724	114,705	43,806
Buddy's	14,533	3,867	1,393	57,407	15,824	6,439
Sylvan Learning	11,236	4,069	525	42,336	13,901	1,127
Badcock	219,222	16,279	(38,599)	919,057	83,845	(38,064)
Corporate	-	(3,945)	39,539	-	(12,866)	(35,515)
Total	$1,115,890	$65,253	$(710)	$4,397,832	$354,038	$(68,573)

Outlook
For fiscal 2023, FRG expects to generate revenue of approximately $4.4 billion, net loss of approximately $1.4 million or $0.04 per share, Adjusted EBITDA of approximately $355 million and Non-GAAP EPS of approximately $2.90. From a reporting perspective, fiscal 2023 will include 52 weeks of operating results compared to fiscal 2022 which had 53 weeks of operating results creating a benefit of approximately $70 million in revenue and $11 million of Adjusted EBITDA.  In calculating EPS, the Company is using approximately 34.9 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating GAAP and Non-GAAP EPS, the Company is currently using an effective tax rate of approximately 25.8%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities.  See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on February 28th at 4:30 P.M. ET to discuss its business and financial results for the fiscal 2022 fourth quarter and full year.  A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (833) 630-1956. Participants should ask to be joined to the Franchise Group Inc. call. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings, Sylvan Learning and Wag N Wash. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	December 31, 2022	December 25, 2021
Assets	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$80,783	$292,714
Current receivables, net	170,162	118,698
Current securitized receivables, net	292,913	369,567
Inventories, net	736,841	673,170
Current assets held for sale	8,528	-
Other current assets	27,272	24,063
Total current assets	1,316,499	1,478,212
Property, plant, and equipment, net	223,718	449,886
Non-current receivables, net	11,735	11,755
Non-current securitized receivables, net	39,527	47,252
Goodwill	737,402	806,536
Intangible assets, net	116,799	127,951
Tradenames	222,703	222,687
Operating lease right-of-use assets	890,949	714,741
Investment in equity securities	11,587	35,249
Other non-current assets	59,493	18,902
Total assets	$3,630,412	$3,913,171
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term obligations, net	$6,935	$183,924
Current installments of debt secured by accounts receivable, net	340,021	302,246
Current operating lease liabilities	179,519	173,101
Accounts payable and accrued expenses	376,895	410,552
Other current liabilities	40,541	50,833
Total current liabilities	943,911	1,120,656
Long-term obligations, net, excluding current installments	1,374,479	1,278,469
Non-current debt secured by accounts receivable, net	107,448	105,256
Non-current operating lease liabilities	720,474	557,071
Other non-current liabilities	62,720	88,888
Total liabilities	3,209,032	3,150,340
Stockholders’ equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 34,925,773 and 40,296,688 shares issued and outstanding at December 31, 2022 and December 25, 2021, respectively	349	403
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 4,541,125 and 4,541,125 shares issued and outstanding at December 31, 2022 and December 25, 2021, respectively	45	45
Additional paid-in capital	311,069	475,396
Retained earnings	109,917	286,987
Total equity	421,380	762,831
Total liabilities and equity	$3,630,412	$3,913,171

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
(In thousands, except share count and per share data)	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues:
Product	$978,231	$840,278	$3,832,291	$3,012,471
Service and other	130,295	94,445	535,961	209,103
Rental	7,363	7,553	29,580	33,630
Total revenues	1,115,889	942,276	4,397,832	3,255,204
Operating expenses:
Cost of revenue:
Product	663,600	545,068	2,485,934	1,892,741
Service and other	10,067	6,430	36,340	16,506
Rental	2,831	2,683	11,070	11,552
Total cost of revenue	676,498	554,181	2,533,344	1,920,799
Selling, general, and administrative expenses	399,648	327,638	1,573,281	1,108,054
Goodwill impairment	-	-	70,000	-
Total operating expenses	1,076,146	881,819	4,176,625	3,028,853
Income from operations	39,743	60,457	221,207	226,351
Other (income) expense:
Bargain purchase gain	-	132,559	3,514	132,559
Gain on sale-leaseback transactions, net	547	-	59,772	-
Other, net	(1,528)	(17,552)	(21,929)	(67,368)
Interest expense, net	(97,580)	(41,620)	(339,982)	(133,114)
Income (loss) from continuing operations before income taxes	(58,818)	133,844	(77,418)	158,428
Income tax expense (benefit)	(58,108)	(17,938)	(8,845)	(33,538)
Income (loss) from continuing operations	(710)	151,782	(68,573)	191,966
Income (loss) from discontinued operations, net of tax	-	(4,613)	-	171,822
Net income (loss) attributable to Franchise Group, Inc.	$(710)	$147,169	$(68,573)	$363,788

Amounts attributable to Franchise Group, Inc.:
Net income (loss) from continuing operations	$(710)	$151,782	$(68,573)	$191,966
Net income (loss) from discontinued operations:	-	(4,613)	-	171,822
Net income (loss) attributable to Franchise Group, Inc.	$(710)	$147,169	$(68,573)	$363,788

Income (loss) per share from continuing operations
Basic	$(0.08)	$3.71	$(1.96)	$4.56
Diluted	(0.08)	3.64	(1.96)	4.48

Net income (loss) per share:
Basic	$(0.08)	$3.60	$(1.96)	$8.83
Diluted	(0.08)	3.53	(1.96)	8.67

Weighted-average shares outstanding:
Basic	37,147,507	40,284,349	39,309,855	40,199,681
Diluted	37,147,507	41,081,519	39,309,855	40,964,182

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Twelve Months Ended
(In thousands)	December 31, 2022	December 25, 2021
	(Audited)	(Audited)
Operating Activities
Net income (loss)	$(68,573)	$363,788
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts for accounts receivable	136,978	8,878
Goodwill impairment	70,000	-
Depreciation, amortization, and impairment charges	85,363	72,765
Amortization of deferred financing costs	17,327	48,552
Amortization of secured debt discount	103,207	4,413
Stock-based compensation expense	15,082	13,696
Gain on sale-leaseback, bargain purchases, and sales of Company-owned stores, net	(66,078)	(137,747)
Prepayment penalty for early debt extinguishment	-	36,726
Gain on divestiture of Liberty Tax	-	(188,092)
Change in fair value of investment	23,662	31,773
Deferred income taxes	(74,208)	709
Other, net	577	1,749
Change in
Accounts, notes, and interest receivable	(58,814)	(10,396)
Securitized accounts receivable	(50,359)	(8,147)
Income taxes receivable	4,117	(20,191)
Other assets	(3,804)	12,939
Interest payable for secured debt	(70,667)	3,089
Accounts payable and accured expenses	(29,177)	(12,215)
Inventory	(64,663)	(121,393)
Deferred revenue	(7,396)	5,073
Net cash provided (used in) operating activities	(37,426)	105,969
Investing Activities
Purchases of property, plant, and equipment	(53,984)	(48,045)
Proceeds from sale of property, plant, and equipment	273,605	12,872
Acquisition of business, net of cash and restricted cash acquired	(3,843)	(1,063,811)
Divestituture of business, net of cash and restricted cash sold	-	179,471
Issuance of operating loans to franchisees	-	(17,749)
Payments received on operating loans to franchisees	-	23,103
Net cash provided by (used in) investing activities	215,778	(914,159)
Financing Activities
Dividends paid	(111,728)	(67,234)
Issuance of long-term debt and other obligations	439,000	1,901,724
Repayment of long-term debt and other obligations	(541,406)	(1,261,455)
Proceeds from secured debt obligations	382,133	400,000
Repayment of secured debt obligations	(374,706)	-
Issuance of common stock	-	-
Issuance of preferred stock	-	79,542
Payments for repurchase of common stock	(172,455)	-
Principal payments of finance lease obligations	(2,673)	-
Payment for debt issue costs and prepayment penalty on extinguishment	(1,339)	(102,652)
Cash paid for taxes on exercises/vesting of stock-based compensation	(7,010)	(191)
Net cash provided by (used in) financing activities	(390,184)	949,734
Effect of exchange rate changes on cash, net	-	36
Net increase in cash and cash equivalents and restricted cash	(211,832)	141,580
Cash, cash equivalents and restricted cash at beginning of year	293,082	151,502
Cash, cash equivalents and restricted cash at end of year	$81,250	$293,082

Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$65,796	$42,154
Cash paid for interest	81,158	91,623
Cash paid for interest on secured debt	91,994	-
Accrued capital expenditures	3,401	3,445
Non-cash proceeds from divestiture of Liberty Tax	-	74,073
Deferred financing costs from issuance of common stock	-	-
Capital expenditures funded by finance lease liabilities	7,333	756
Tax receivable agreement included in other long-term liabilities	-	504

Non-GAAP Financial Measures and Key Metrics

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate the Company’s performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, the Badcock segment’s in-house financing operations, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 25.8%.

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and twelve months ended December 31, 2022.

December 31, 2022

	For the Three Months Ended December 31, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$1,393	$14,126	$(21,724)	$4,030	$525	$(38,599)	$39,539	$(710)
Add back:
Interest expense	1,221	7,054	11,388	9,523	1,073	66,413	907	97,579
Income tax expense (benefit)	484	4,907	(7,527)	1,400	250	(10,742)	(46,879)	(58,107)
Depreciation and amortization charges	769	5,801	2,964	7,748	1,902	1,293	-	20,477
Total Adjustments	2,474	17,762	6,825	18,671	3,225	56,964	(45,972)	59,949
EBITDA	3,867	31,888	(14,899)	22,701	3,750	18,365	(6,433)	59,239
Adjustments to EBITDA
Executive severance and related costs	-	220	797	-	-	19	-	1,036
Litigation costs and settlements	-	-	5	215	380	-	-	600
Stock-based and long term executive compensation	-	2,049	(1,016)	-	(61)	-	935	1,907
Corporate compliance costs	-	-	-	-	-	-	28	28
Store closures	-	66	37	-	-	-	-	103
Securitized accounts receivable interest income	-	-	-	-	-	(39,109)	-	(39,109)
Securitized accounts receivable bad debt reserve	-	-	-	-	-	42,447	-	42,447
W.S. Badcock financing operations	-	-	-	-	-	(3,255)	-	(3,255)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset and long-term asset impairment	-	1,598	277	604	-	205	-	2,684
Goodwill impairment	-	-	-	-	-	-	-	-
Integration costs	-	345	67	-	-	(3,458)	-	(3,046)
Divestiture costs	-	-	-	-	-	1,065	-	1,065
Acquisition costs	-	29	-	-	-	-	-	29
Loss on investment in equity securities	-	-	-	-	-	-	1,525	1,525
Acquisition bargain purchase gain	-	-	-	-	-	-	-	-
Gain on sale-leaseback and owned properties, net	-	-	-	-	-	-	-	-
Total Adjustments to EBITDA	-	4,307	167	819	319	(2,086)	2,488	6,014
Adjusted EBITDA	$3,867	$36,195	$(14,732)	$23,520	$4,069	$16,279	$(3,945)	$65,253

December 31, 2022

	For the Twelve Months Ended December 31, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$6,439	$43,806	$(103,426)	$57,060	$1,127	$(38,064)	$(35,515)	$(68,573)
Add back:
Interest expense	3,844	22,206	35,494	29,909	3,391	243,046	2,092	339,982
Income tax expense (benefit)	2,237	15,216	(11,592)	19,820	792	(12,592)	(22,726)	(8,845)
Depreciation and amortization charges	3,040	23,280	10,798	28,836	7,974	8,014	-	81,942
Total Adjustments	9,121	60,702	34,700	78,565	12,157	238,468	(20,634)	413,079
EBITDA	15,560	104,508	(68,726)	135,625	13,284	200,404	(56,149)	344,506
Adjustments to EBITDA
Executive severance and related costs	-	409	797	-	-	684	-	1,890
Litigation costs and settlements	55	-	868	962	380	-	(1,739)	526
Stock-based and long term executive compensation	209	6,936	(816)	-	219	-	14,874	21,422
Corporate compliance costs	-	-	-	-	-	-	608	608
Store closures	-	402	366	-	-	-	575	1,342
Securitized accounts receivable interest income	-	-	-	-	-	(192,920)	-	(192,920)
Securitized accounts receivable bad debt reserve	-	-	-	-	-	144,402	-	144,402
W.S. Badcock financing operations	-	-	-	-	-	(7,841)	-	(7,841)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset and long-term asset impairment	-	1,598	1,014	604	-	205	-	3,422
Goodwill impairment	-	-	70,000	-	-	-	-	70,000
Integration costs	-	675	194	-	18	(3,161)	-	(2,274)
Divestiture costs	-	-	-	-	-	4,079	-	4,079
Acquisition costs	-	177	14	-	-	782	5,294	6,267
Loss on investment in equity securities	-	-	-	-	-	-	23,671	23,671
Acquisition bargain purchase gain	-	-	-	-	-	(3,514)	-	(3,514)
Gain on sale-leaseback and owned properties, net	-	-	-	(2,273)	-	(59,275)	-	(61,548)
Total Adjustments to EBITDA	264	10,197	72,437	(707)	617	(116,559)	43,283	9,532
Adjusted EBITDA	$15,824	$114,705	$3,711	$134,918	$13,901	$83,845	$(12,866)	$354,038

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and twelve months ended December 31, 2022.

	For the Three Months Ended		For the Twelve Months Ended
($ In thousands except share count and per share data)	December 31, 2022		December 31, 2022

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$(710)	(0.02)	$(68,573)	$(1.74)
Less: Preferred dividend declared	(2,129)	(0.06)	(8,514)	(0.22)
Adjusted Net Income available to Common Stockholder	(2,839)	(0.08)	(77,087)	(1.96)
Add back:
Executive severance and related costs	1,036	0.03	1,890	0.05
Litigation costs and settlements	600	0.02	526	0.01
Stock-based and long term executive compensation	1,907	0.05	21,422	0.55
Corporate compliance costs	28	-	608	0.02
Store closures	103	-	1,342	0.03
Securitized accounts receivable interest income	(39,109)	(1.05)	(192,920)	(4.91)
Securitized accounts receivable bad debt reserve	42,447	1.14	144,402	3.68
W.S. Badcock financing operations	(3,255)	(0.09)	(7,841)	(0.20)
Prepayment penalty on early debt repayment	-	-	-	-
Right-of-use asset and long-term asset impairment	2,684	0.07	3,422	0.09
Goodwill impairment	-	-	70,000	1.78
Integration costs	(3,046)	(0.08)	(2,274)	(0.06)
Divestiture costs	1,065	0.03	4,079	0.10
Acquisition costs	29	-	6,267	0.16
Loss on investment in equity securities	1,525	0.04	23,671	0.60
Acquisition bargain purchase gain	-	-	(3,514)	(0.09)
Gain on sale-leaseback and owned properties, net	-	-	(61,548)	(1.57)
Adjustments to EBITDA	6,014	0.16	9,532	0.24
Non-cash amortization of debt issuance costs	2,258	0.06	17,327	0.44
Amortization of acquisition-related intangibles	4,137	0.11	16,898	0.43
Securitized receivables interest expense	64,405	1.74	227,962	5.80
Tax impact	(56,522)	(1.52)	(52,003)	(1.32)
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	20,293	0.55	219,716	5.59
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$17,454	$0.47	$142,629	$3.63
Basic weighted average shares		37,147,507		39,309,855
Non-GAAP diluted weighted average shares outstanding		37,147,507		39,309,855

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, the Company’s stock repurchase program, including whether the Company will continue purchasing stock thereunder and the timing and amount thereof and its expectations and outlook for fiscal 2023. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161